Exhibit 99.1

CUBESMART

FORM OF ARTICLES SUPPLEMENTARY

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF

SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES,

$0.01 PAR VALUE PER SHARE

CUBESMART, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 8,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series B Preferred Shares”).

SECOND:  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:

Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share

1.                                       Designation and Number.  A series of Preferred Shares, designated the “Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established.  The number of authorized Series B Preferred Shares shall be 8,000,000.

2.                                       Relative Seniority.  The Series B Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities issued by the Trust the terms of which provide that such equity securities shall rank junior to such Series B Preferred Shares; (b) on a parity with the             % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust the terms of which provide that such equity securities shall rank senior to the Series B Preferred Shares and which were issued in accordance with the terms of Section 7(d) hereof.  The term “equity securities” shall not include convertible debt securities.

3.                                       Distributions.

(a)                                  Holders of Series B Preferred Shares shall be entitled to receive,

when and as authorized by the Board and declared by the Trust, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share per annum equal to the twenty-five dollars ($25.00) per share liquidation preference of the Series B Preferred Shares multiplied by a percentage (the “Distribution Rate”) determined by the Distribution Rate Calculation Agent (as defined herein), at the request of the Trust and provided to the Trust, as follows:

(i)                                          from the date of original issuance of the Series B Preferred Shares to and including the Trigger Date (as defined herein), a rate equal to the sum of (A) Three-Month LIBOR (as in effect on the applicable LIBOR Reset Date), plus (B) 5.00%;  and

(ii)                                       after the Trigger Date, a rate equal to 12.00%.

“Trigger Date” shall mean the date that is 360 days after the earlier of (i) the date of original issuance of the Series B Preferred Shares and (y) January 1, 2012.

“Distribution Rate Calculation Agent” shall mean such financial institution (and any legal successor thereto) from time to time as shall be selected by the Trust, provided such selection is approved by the vote or written consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, and shall initially mean Wells Fargo Investment Holdings, LLC.

“Three-Month LIBOR” shall mean, with respect to any day in a Distribution Period (defined below), the rate per annum appearing as the London Interbank Offered Rate for deposits in U.S. dollars having a term of three months, as published on the Business Day that is two Business Days preceding the first day of the applicable Distribution Period as such rate appears on “Reuters Page LIBOR01” (or such other page as may replace such page for the purpose of displaying comparable rates) at approximately 11:00 a.m. London time on the relevant date. If such rate does not appear on “Reuters Page LIBOR01” at approximately 11:00 a.m. London time, or if “Reuters Page LIBOR01” is not available on such date, the Distribution Rate Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM”.

If no offered rate appears on Reuters Page LIBOR01 or Bloomberg L.P.’s page “BBAM” on the relevant date, the Three-Month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks (selected after consultation with the Trust) in New York City selected by the Distribution Rate Calculation Agent, at approximately 11:00 a.m., New York City time, on the relevant date for loans in U.S. Dollars to leading European banks for a period of three months.  The Trust shall promptly (or shall cause its Distribution Rate Calculation Agent promptly to) notify any holder of the Series B Preferred Shares of the applicable Distribution Rate upon request. The “LIBOR Reset Date” shall mean the date that is two Business Days prior to the first day of any Distribution Period.

Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and (i) through and including the Trigger Date, shall be payable quarterly in arrears on or about the fifteenth day of each January, April, July and October or, if such day is not a Business Day (as hereinafter defined), the next succeeding Business Day with the same force and effect as if made on such date and (ii) after the Trigger Date, shall be payable monthly in arrears on the last calendar day of each month or, if such day is not a Business Day, the next succeeding Business Day with the same force and effect as if made on such date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day (each, a “Distribution Payment Date”). Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”). The amount payable on each Distribution Payment Date shall be equal to the sum of the distributions accumulated for each day actually elapsed during the applicable Distribution Period. The distribution accumulated for any day shall be equal to (A) the product of (x) the Distribution Rate in effect for such day multiplied by (y) the liquidation preference divided by (B) 360. The first distribution, which shall be paid on the first Distribution Payment Date following the date of original issuance, will be for less than a full quarter. “Distribution Period” shall mean, in the case of the first Distribution Period, a period from (but excluding) the date of original issuance to and including the first Distribution Payment Date; thereafter, a period from the day after any Distribution Payment Date to and including the next Distribution Payment Date.

(b)                                 No distribution on the Series B Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration,  payment or setting apart shall be restricted or prohibited by law.

(c)                                  Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.  Accumulated but unpaid distributions on the Series B Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be.  Accumulated and unpaid distributions will not bear interest.

(d)                                 Except as set forth in Section 3(e) hereof, unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past Distribution Periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation) shall be authorized, declared and paid or set apart for payment nor shall any other distribution be authorized, declared and made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series

B Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, pursuant to a purchase or exchange offer for Series B Preferred Shares and shares of all other classes or series of equity securities of the Trust ranking on a parity with the Series B Preferred Shares as to distributions or upon liquidation made on the same terms to holders of all outstanding Series B Preferred Shares and shares of such other classes or series of equity securities of the Trust or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.

(e)                                  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares, all distributions authorized, declared and paid or set apart for payment upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series B Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series B Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior Distribution Periods if such equity securities do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Shares which may be in arrears.

(f)                                    If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Shares for the year bears to the Total Dividends.  The Trust may elect to retain and pay income tax on its net long-term capital gains.  In such a case, the holders of Series B Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.

(g)                                 Holders of Series B Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Shares as described above.  Any distribution payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h)                                 In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(i)                                     “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4.                                       Liquidation Rights.

(a)                                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series B Preferred Shares as to liquidation rights.

(b)                                 If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series B Preferred Shares as to liquidation rights (“Parity Shares”), then the holders of the Series B Preferred Shares and all Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.

(d)                                 After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e)                                  None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.

5.                                       Redemption

(a)                                  The Trust, at its option, may redeem outstanding Series B Preferred Shares: (i) at any time or from time to time on or before the Trigger Date, in whole or in part, for cash at a redemption price per share equal to the sum of (x) the product of (A) the Liquidation Preference multiplied by (B) 96.85% and (y) all accumulated and unpaid distributions on such Series B Preferred Shares to, but not including, the date of such redemption; and (ii) at any time or from time to time after the date that is five years following the Trigger Date, in whole but not in part, for cash at a redemption price per share equal to the Liquidation Preference (including all accumulated and unpaid distributions on such Series B Preferred Shares to, but not including, the date of such redemption) (the “Redemption Right”).  In addition, to ensure that the Trust remains qualified as a REIT for federal income tax purposes, the Series B Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust.  Except as described in Section 6 below and in Article VII of the Declaration of Trust, the Trust may not redeem any outstanding Series B Preferred Shares between the Trigger Date  and the date that is five years following the Trigger Date.

(b)                                 If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to Section 5(a)(i), the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Trust; provided, however, that the number of remaining Series B Preferred Shares outstanding must exceed 2,000,000 unless there is a class or series of Comparable Public Preferred Shares outstanding.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(c)                                  Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares and all Parity Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods, no Series B Preferred Shares or Parity Shares shall be redeemed unless all outstanding Series B Preferred Shares and Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series B Preferred Shares and Parity Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares and Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series B Preferred Shares and Parity Shares.  In addition, unless full cumulative distributions on all Series B Preferred Shares and Parity Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares or Parity Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation or by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or others performing or providing similar services; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series B Preferred Shares or Parity Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares and Parity Shares).

(d)                                 Immediately prior to or upon any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accumulated and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.

(e)                                  The following provisions set forth the procedures for redemption pursuant to the Redemption Right:

(i)                                     Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date.  A similar notice will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust; provided, that in the event that Wells Fargo Investment Holdings, LLC or any one of its affiliates is the holder of the Series B Preferred Shares at the time of any optional redemption, no publication in a newspaper is required and such entity may be provided with notice of redemption not less than five days prior to any redemption date.  If the Shares are held by Wells Fargo Investment Holdings, LLC or any of its affiliates, such notice may be given by email to Wells Fargo Investment Holdings, LLC at TMGCapitalMarkets@wellsfargo.com (to the attention of Transaction Management). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)                                  In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series B Preferred Shares are certificated, for the Series B Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate immediately prior to such redemption date.  If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

(iii)                               If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series B Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares evidenced by any such certificate evidencing Series B Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.  In the event that the Series B Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(iv)                              From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series B

Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(f)                                    Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series B Preferred Shares in the open market, by tender or by private agreement.

(g)                                 Any Series B Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

(h)                                 Series B Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article VII of the Declaration of Trust.

6.                                       Special Optional Redemption by the Trust.

(a)                                  In connection with the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series B Preferred Shares, in whole or in part no later than 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accumulated and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”).  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.  If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series B Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series B Preferred Shares will not have the conversion right described below in Section 9.

A “Change of Control” shall mean each occurrence of any of the following:

(i)                                     a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, whether or not the Company is then subject to such reporting requirements;

(ii)                                  the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) and Section 14(d) of the 1934 Act) of beneficial ownership (as defined in Rule 13d-3 promulgated under the 1934 Act, except that such individual, entity or group shall be deemed to have beneficial ownership of all shares that any such individual, entity or group has the right to acquire, whether such right is exercisable immediately or only after passage of time) of 30% or more of the aggregate outstanding voting equity securities of the Company;

(iii)                               other than with respect to the election, resignation or replacement of any preferred trustees, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the trustees of the Company (excluding any preferred trustees) then still in office who were either trustees at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Company then in office;

(iv)                              the holders of equity securities of the Company vote to approve (A) the consolidation or merger of the Company into another entity (the “Merger Entity”) or the conveyance, disposition, transfer or lease of all or substantially all of its respective assets (including, but not limited to, real property investments) to any individual or entity (the “Acquiring Entity”, and, together with the Merger Entity, the “Successor Entity”), or (B) any consolidation or merger of another entity into the Company, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting equity securities of the Company are reclassified or changed into or exchanged for cash, securities or other property (unless the holders of the voting equity securities of the Company immediately prior to such transaction hold immediately after such transaction more than a majority of the outstanding voting equity securities of the Successor Entity in substantially the same proportions as such holders held the voting equity securities of the Company immediately prior to such transaction); or

(v)                                 the holders of equity securities of the Company vote to approve a plan of complete liquidation of the Company.

(b)                                 In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series B Preferred Shares, to the extent Series B Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series B Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series B Preferred Shares to which the notice relates will not be able to tender such Series B Preferred Shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate immediately prior to such redemption date.  If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(c)                                  Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares and all Parity Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods, no Series B Preferred Shares or Parity Shares shall be redeemed unless all outstanding Series B Preferred Shares and Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series B Preferred Shares and Parity Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares and Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series B Preferred Shares and Parity Shares.  In addition, unless full cumulative distributions on all Series B Preferred Shares and Parity Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares or Parity Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation or by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or others performing or providing similar services; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series B Preferred Shares or Parity Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares and Parity Shares).

(d)                                 Immediately prior to any redemption of Series B Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accumulated and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date.

Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.

(e)                                  If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series B Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares evidenced by any such certificate evidencing Series B Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.  In the event that the Series B Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(f)                                    From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(g)                                 Any Series B Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

7.                                       Voting Rights.

(a)                                  Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below.  Except as set forth in the following sentence, in any matter in which the holders of Series B Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series B Preferred Share held by such holder.  If the holders of the Series B Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series B Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b)                                 Whenever distributions on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series B Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called upon the request of the holders of at least 33% of the outstanding Series B Preferred Shares or the holders of at least 33% of any other series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting of shareholders until all distributions accumulated on the Series B Preferred Shares for the past Distribution Periods and the then-current Distribution Period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.  Preferred Share Trustees shall be elected by plurality vote of the Series B Preferred Shares and any other applicable series of Parity Preferred Shares.

(c)                                  If and when all accumulated distributions and the distribution for the then current Distribution Period on the Series B Preferred Shares shall have been paid in full or authorized and declared and set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current Distribution Period have been paid in full or authorized by the Board and declared by the Trust and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly.  Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class).  So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class).  The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)                                 So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the number of authorized or issued shares of, any class or series of equity securities ranking senior to the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, in each of clauses (i) and (ii) so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as (a) the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, (b) the holders of Series B Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Shares or (c) the Series B Preferred Shares are redeemed in connection with any such transaction, then the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Shares; and provided further that any increase in the number of the authorized Series B Preferred Shares or the creation or issuance, or increase in the number of authorized shares, of any other class or series of equity securities or securities convertible into equity securities ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.                                       Information Rights.  During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series B Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series B Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Shares.  The Trust will mail (or otherwise provide) the reports to the holders of Series B Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.                                       Change of Control Conversion Right.  The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9 and Section 10.

(a)                                  Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series B Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series B Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series B Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distributions will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 5.2192 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows:  the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 41,753,653 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Shares shall receive upon conversion of such Series B Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series B Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series B Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).

The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b)                                 No fractional Common Shares shall be issued upon the conversion of Series B Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)                                  No later than 15 days following the occurrence of a Change of Control, unless the Trust has provided Notice of its intention to redeem all of the Series B Preferred Shares pursuant to the Redemption Right or the Special Optional Redemption Right, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series B Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series B Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series B Preferred Shares, the holder will not be able to convert Series B Preferred Shares and such Series B Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series B Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)                                 The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series B Preferred Shares.

(e)                                  In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series B Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent.  Such notice shall state:  (i) the relevant Change of Control Conversion Date; (ii) the number of Series B Preferred Shares to be converted; and (iii) that the Series B Preferred Shares are to be converted pursuant to the applicable terms of the Series B Preferred Shares.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f)                                    Holders of Series B Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series B Preferred Shares; (ii) if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and (iii) the number of Series B Preferred Shares, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)                                 Series B Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series B Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Trust elects to redeem Series B Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

(h)                                 The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i)                                     Notwithstanding anything to the contrary contained herein, no holder of Series B Preferred Shares will be entitled to convert such Series B Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.

10.                                 Minimum Share Exchange Right.  The Series B Preferred Shares shall be exchangeable for another class or series of Preferred Shares as set forth below.

(a)                                  If after the Trigger Date, (w) the number of Series B Preferred Shares outstanding is less than 2,000,000,  (x) all such shares are held by Wells Fargo Investment Holdings, LLC or its affiliates (collectively, Wells Fargo”) and (y) there are sufficient authorized Preferred Shares to effect the exchange contemplated by this Section 10, then Wells Fargo shall have the right to exchange the Series B Preferred Shares held by Wells Fargo (the “Minimum Share Exchange Right”) into a number of                  % Series A Cumulative Redeemable Preferred Shares or a newly authorized class or series of Preferred Shares of the Trust with substantially similar distribution rights and rights upon a liquidation or dissolution of the Trust as the Series B Preferred Shares and any other terms that Wells Fargo determines are reasonably necessary in order to sell such Preferred Shares in a public offering (but not requiring that the such Preferred Shares be mandatorily redeemable at the option of the holder), regardless of whether or not a public offering of such Preferred Shares is, in fact, undertaken or completed, in either case which are or will be listed on the NYSE, the NYSE Amex Equities, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ (the “Comparable Public Preferred Shares”), per Series B Preferred Share to be exchanged (the “Preferred Share Exchange Consideration”) equal to the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accumulated and unpaid distributions to, but not including, the date of the exchange (the “Exchange Date”) (unless the Exchange Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in such sum) by (ii) the Preferred Share Price (as defined below).

The “Exchange Date” shall be a Business Day set forth in the notice of exchange provided in accordance with Section 10(c) below that is no less than 20 days nor more than 35 days after the date on which Wells Fargo provides such notice to the Trust pursuant to Section 10(c).

The “Preferred Share Price” shall be product of (i) the average of the closing prices per Comparable Public Preferred Share on the exchange or quotation system on which the shares are then traded for the ten consecutive trading days immediately preceding, but not including, the Exchange Date multiplied by (ii) 75.0%.

(b)                                 No fractional Preferred Shares shall be issued upon the conversion of Series B Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Preferred Share Price.

(c)                                  If Wells Fargo desires to exercise the Minimum Share Exchange Right,  a notice of exchange shall be delivered to the Trust at its corporate headquarters, to the attention of the Trust’s Chief Financial Officer.  The notice shall state (i) the Exchange Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice, (ii) the number of Series B Preferred Shares that will be exchanged pursuant to the Minimum Share Exchange Right; and (iii) that the Series B Preferred Shares are to be exchanged pursuant to the applicable terms of the Series B Preferred Shares.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).  In order to exercise the Minimum Share Exchange Right, Wells Fargo also shall be required to deliver, on or before the close of business on the Exchange Date, the certificates evidencing the Series B Preferred Shares, to the extent such shares are certificated, to be exchanged, duly endorsed for transfer to the Trust’s transfer agent.

(d)                                 Wells Fargo may withdraw any notice of exercise of the Minimum Share Exchange Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Exchange Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series B Preferred Shares; (ii) if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and (iii) the number of Series B Preferred Shares, if any, which remain subject to the exchange notice.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(e)                                  Series B Preferred Shares as to which the Minimum Shares Exchange Right has been properly exercised and for which the exchange notice has not been properly withdrawn shall be exchanged into the Preferred Share Exchange Consideration in accordance with the Minimum Share Exchange Right on the Exchange Date, unless, prior to the Exchange Date, the Trust has provided or provides notice of its election to redeem such Series B Preferred Shares pursuant to its Special Optional Redemption Right.  If the Trust elects to redeem Series B Preferred Shares that would otherwise be exchanged for Comparable Public Preferred Shares, such Series B Preferred Shares shall not be so exchanged and the holder of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

(f)                                    The Trust shall deliver the Preferred Share Exchange Consideration on the Exchange Date.

(g)                                 Notwithstanding anything to the contrary contained herein, Wells Fargo will not be entitled to exchange such Series B Preferred Shares into Comparable Public Preferred Shares to the extent that receipt of such Comparable Public Preferred Shares would cause the holder of such Comparable Public Preferred Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Preferred Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.

11.                                 Application of Article VII.  The Series B Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

THIRD:  The Series B Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.

FOURTH:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:  These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SIXTH:  The undersigned Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, CUBESMART has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer witnessed by its Senior Vice President, Chief Legal Officer and Secretary on October     , 201  .

WITNESS:		CUBESMART

By:		By:
	Jeffery P. Foster		Dean Jernigan
	Senior Vice President, Chief Legal Officer & Secretary		Chief Executive Officer